UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 13, 2015
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At the 2015 annual meeting of stockholders (the “Annual Meeting”) of LeapFrog Enterprises, Inc. (the “Company” or “we”, “us” or “our”), held on August 13, 2015, the Company’s stockholders approved an amendment to the LeapFrog Enterprises, Inc. 2011 Equity and Incentive Plan (the “2011 EIP”). The amendment (i) increased the number of shares of Class A common stock reserved for issuance under the 2011 EIP by 3,500,000 shares; and (ii) decreased the number of returning shares eligible to be included in the share reserve of the 2011 EIP by 2,148,809 shares.

A more detailed description of the material terms of the amended and restated 2011 EIP (the “Amended and Restated 2011 EIP”) was included in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on July 2, 2015 (File No. 001-31396).

The description of the amendments to the 2011 EIP above and the portions of the Proxy Statement containing a description of the Amended and Restated 2011 EIP are not intended to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2011 EIP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 27, 2015 our board of directors (the “Board”) approved an amendment (the “Bylaw Amendment”) to our Amended and Restated Bylaws (“Bylaws”), subject to the approval of a majority of our stockholders. At the Annual Meeting, the Company’s stockholders approved the Bylaw Amendment and it became effective immediately. The Bylaw Amendment established Delaware as the exclusive forum for the adjudication of certain types of specified corporate disputes.

A more detailed description of the material terms of the Bylaws was included in the Proxy Statement.

The description of the amendment to the Bylaws above and the portions of the Proxy Statement containing a description of the Bylaw Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the Bylaw Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on August 13, 2015. The following proposals were submitted to and acted on by the stockholders at the Annual Meeting:

•	Proposal 1: Election of our Board’s nine nominees for director to serve for the ensuing year and until their successors are elected.

•	Proposal 2: Ratification of the selection by the audit committee of our Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2016.

•	Proposal 3: Approval of an amendment to our Amended and Restated Bylaws to adopt Delaware as the exclusive jurisdiction for certain legal proceedings.

•	Proposal 4: Approval of an amendment to the LeapFrog Enterprises, Inc. 2011 Equity and Incentive Plan to increase the number of shares in the share reserve.

The foregoing proposals are described in more detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Proposal 1

The following directors were elected to our Board by the following votes:

Nominee	For	Authority Withheld	Broker Non-Vote
John Barbour	63,405,061	3,515,029	20,789,659
William B. Chiasson	63,574,700	3,345,390	20,789,659
Thomas J. Kalinske	48,307,841	18,612,249	20,789,659
Stanley E. Maron	63,555,004	3,365,086	20,789,659
E. Stanton McKee, Jr.	63,706,736	3,213,354	20,789,659
Joanna Rees	64,339,314	2,580,776	20,789,659
Randy O. Rissman	64,078,107	2,841,983	20,789,659
Caden C. Wang	64,355,211	2,564,879	20,789,659
Stephen M. Youngwood	64,479,890	2,440,200	20,789,659

Proposal 2

The proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2016 was ratified by the following vote:

For	Against	Abstained
84,481,449	2,657,563	570,736

Proposal 3

The amendment to our Amended and Restated Bylaws to adopt Delaware as the exclusive jurisdiction for certain legal proceedings was approved by the following vote:

For	Against	Abstained	Broker Non-Vote
46,943,550	19,915,243	61,297	20,789,659

Proposal 4

The amendment to the LeapFrog Enterprises, Inc. 2011 Equity and Incentive Plan to increase the number of shares in the share reserve was approved by the following vote:

For	Against	Abstained	Broker Non-Vote
42,679,940	22,948,603	1,291,546	20,789,660

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws
10.1	LeapFrog Enterprises, Inc. Amended and Restated 2011 Equity and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

Date: August 18, 2015	By: /s/ Raymond L. Arthur
Raymond L. Arthur
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws
10.1	LeapFrog Enterprises, Inc. Amended and Restated 2011 Equity and Incentive Plan